UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

CDW CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

“In 2014, CDW yet again delivered excellent results both in terms of financial performance and strategic progress — outpacing the U.S. IT market while at the same time investing in our future growth.”

Dear Fellow Stockholder,

On behalf of our Board of Directors, I’m pleased to invite you to CDW’s 2015 Annual Meeting of Stockholders, which will be held on Wednesday, May 13, 2015, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard in Mettawa, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting.

In 2014, CDW yet again delivered excellent results both in terms of financial performance and strategic progress — outpacing the U.S. IT market while at the same time investing in our future growth. Our unique ability to truly understand and meet the full-range of our customers’ IT needs — from the transactional to the highly complex — continues to drive our success.

For more information on CDW and to take advantage of the many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued trust in CDW and investment in our business.

Thomas E. Richards

Chairman and Chief Executive Officer

March 30, 2015

  2015 Proxy Statement    1

Notice of Annual Meeting of Stockholders

Wednesday, May 13, 2015

7:30 a.m. CDT

26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045

The Annual Meeting of Stockholders of CDW Corporation (the “Company”) will be held on Wednesday, May 13, 2015, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045. The purposes of this meeting are:

1.	To elect the four Class II director nominees named in this proxy statement for a term expiring at the 2018 Annual Meeting of Stockholders;
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015;
3.	To approve, on an advisory basis, named executive officer compensation; and
4.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Holders of our common stock at the close of business on March 16, 2015 are entitled to notice of, and to vote at, the Annual Meeting. These proxy materials are first being distributed on or about March 30, 2015. Your vote is important to us. Please see “Voting Information” on page 4 for instructions on how to vote your shares.

March 30, 2015	By Order of the Board of Directors,

Christine A. Leahy

Senior Vice President,

General Counsel and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 13, 2015:
The proxy materials relating to our 2015 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

  2015 Proxy Statement    3

Back to Contents

VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of CDW Corporation (the “Company”) as of the close of business on March 16, 2015, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

		More	Board
		Information	Recommendation
Proposal 1	Election of Directors	Page 15	FOR each Class II Director Nominee
Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm	Page 27	FOR
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	Page 29	FOR

Voting in Advance of the Annual Meeting

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away as described below. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

BY INTERNET USING YOUR COMPUTER	BY INTERNET USING YOUR TABLET OR SMARTPHONE	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)	Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

Voting at the Annual Meeting

You may vote in person at the 2015 Annual Meeting of Stockholders, which will be held on Wednesday, May 13, 2015, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on p.49 of this proxy statement.

  2015 Proxy Statement    4

Back to Contents

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2014 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A.

2014 Business Highlights

Our 2014 performance demonstrated the strength of our business model as we profitably captured market share while continuing to invest in our future. We significantly outpaced our medium term annual target of profitably growing 200-300 basis points above the U.S. IT (information technology) market. For the year, we delivered:

•	Net sales growth of 12.1%

•	Adjusted EBITDA growth of 12.2% and margin of 7.5%

•	A reduction in annual interest expense of more than $50 million, which helped fuel non-GAAP net income per diluted share growth of 29.7%

•	$455 million of free cash flow, $128 million higher than in 2013

Our financial and strategic results enabled us to take actions that support our capital allocation priorities in 2014, including the authorization of a $500 million share repurchase program and a 59% increase in our annual dividend to 27 cents per share. These results also were recognized by the stock market, and we significantly outperformed the S&P 500, with CDW shares up 50.6% in 2014.

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2014:

•	Our balanced portfolio of five customer-facing channels, each with nearly $1 billion or more in annual sales – our balanced portfolio has served us well in the past when we have been confronted with challenges outside our control, like the closing of the Federal government in 2013. In 2014, instead of working together to offset macroeconomic or exogenous factors, our balanced portfolio worked together to fuel our topline growth – with net sales for each channel growing in the high single-digits or better.

•	Our diverse product suite of more than 100,000 products from over 1,000 leading and emerging brands – our diverse product suite ensures we are well-positioned to meet our customers’ needs – whether transactional or highly complex. In 2014, our broad portfolio enabled us to meet strong transactional demand for both personal computer refresh and meeting Common Core curriculum digital testing requirements, as well as demand for products that support integrated solutions, like networking and storage and servers.

•	The variable nature of our cost structure – our variable cost structure helped us mitigate the impact a higher mix of lower-margined transactional sales had on our profitability. After our cost of sales, our largest cost element is sales compensation, which is highly variable for two reasons. First, it is driven by gross profit, not revenues. Second, it varies with sales mix because solutions sales involve technical coworkers and thereby carry a higher cost to serve than transactional sales. In 2014, since our transactional sales grew faster than solutions, our Selling, General and Administrative costs increased at a rate slower than overall sales, helping us deliver on our profitability targets.

  2015 Proxy Statement    5

Back to Contents

2014 also was a year of excellent strategic progress. We made progress against all three of our strategic priorities:

•	Profitably increase “share of wallet” from existing customers and acquire new customers – by enhancing seller capacity and capabilities, further refining our market and geographic segmentation and increasing our ability to help meet US-based customers’ international IT needs through a minority interest investment in U.K.-based IT solutions provider, Kelway.

•	Broaden our solutions suite – by enhancing our solutions portfolio with new Cloud and mobility offerings and adding to the tools our sellers use to help customers evaluate, design and implement solutions with the creation of our dedicated Cloud Client Executives, as well as the addition of new solutions architects to support other fast-growing practice areas like Unified Communications and Collaboration.

•	Expand our services capabilities – by adding coworkers focused on providing services and opening two new markets, bringing the number of locations where we have service delivery coworkers to more than 20 major metropolitan markets across the U.S. These markets are supported by a national traveling team and a nationwide network of partnerships with original equipment manufacturers (OEMs) and local service providers to ensure we cover the entire U.S.

For further details about our 2014 performance, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Our Board of Directors

•	Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our Chief Executive Officer.

•	Independent Lead Director. Barry K. Allen serves as our independent lead director.

•	Independent Board Committees. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.

					Board Committee Membership As of March 30, 2015(2)
Name	Age	Director Since(1)	Primary Occupation	Independent	Audit	Comp	Nom & Corp Gov
Thomas E. Richards (Chairman)	60	2011	Chairman & Chief Executive Officer, CDW Corporation
Steven W. Alesio	60	2009	Operating Partner/Advisor, Providence Equity				X
Barry K. Allen (Lead Director)	66	2009	Operating Partner/Advisor, Providence Equity			X
James A. Bell*	66	2015	Retired Executive Vice President, The Boeing Company		(3)		(3)
Benjamin D. Chereskin*	56	2007	President, Profile Capital Management LLC		X		X
Glenn M. Creamer*	53	2007	Senior Managing Director, Providence Equity				X
Michael J. Dominguez	45	2007	Managing Director, Providence Equity			X	X
Paul J. Finnegan*	62	2011	Co-Chief Executive Officer, Madison Dearborn				X
David W. Nelms	54	2014	Chairman & Chief Executive Officer, Discover Financial Services		X		X
Robin P. Selati	49	2010	Managing Director, Madison Dearborn			X	X
Donna F. Zarcone	57	2011	President and Chief Executive Officer, Economic Club of Chicago				X

* Nominee for election to the Board of Directors at the Annual Meeting

(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our initial public offering.
(2)	Audit - Audit Committee; Comp - Compensation Committee; Nom & Corp Gov - Nominating and Corporate Governance Committee. - Committee Chair.
(3)	It is anticipated that Mr. Bell will join the Audit and Nominating and Corporate Governance Committees in August 2015.

  2015 Proxy Statement    6

Back to Contents

Executive Compensation Highlights

New Long-Term Incentive Program

2014 marked the first year in which our post-initial public offering (“IPO”) executive compensation program was fully implemented, with the addition of our new long-term incentive program. The Compensation Committee’s objectives for the 2014 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.

•	Establish a direct link between compensation and the achievement of longer-term financial objectives.

•	Retain the services of executives through multi-year vesting provisions.

For 2014, the annual long-term incentive grant was delivered in the form of performance share units and stock options, with the following key elements to drive Company performance and align with stockholder interests:

Performance Share Units	•	50% of target long-term incentive opportunity

	•	2014-2016 performance period with 0-200% payout curve (threshold payout of 50%)

	•	Vest at the end of the performance period based upon attainment of cumulative annual adjusted free cash flow and cumulative annual non-GAAP net income per diluted share performance goals

Stock Options	•	50% of target long-term incentive opportunity

	•	Only have value if CDW stock price increases

	•	Vest in 1/3 annual increments with 10 year maximum term

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the chart below, in 2014, approximately 85% of the target compensation of our Chief Executive Officer, Thomas E. Richards, was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

Note:	For purposes of the 2014 CEO Target Compensation Mix chart, we have excluded any interest payments paid under the Restricted Debt Unit Plan during 2014 as this plan was established prior to 2014. Please see the narrative accompanying the “2014 Non-Qualified Deferred Compensation” table for further information regarding the Restricted Debt Unit Plan.

  2015 Proxy Statement    7

Back to Contents

Our Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

Long-term objectives aligned with the creation of stockholder value

Target total compensation at market median

Market comparison of executive compensation against a relevant peer group

Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no services to the Company

Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan

Robust stock ownership guidelines

Clawback policy

Annual say-on-pay vote

We do not have tax gross-ups

We do not have executive perquisites

We do not have an enhanced severance multiple upon a change in control

We do not have excessive severance benefits

We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan

We do not allow repricing of underwater stock options under our long-term incentive plan

We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

Extensive information regarding our executive compensation programs in place for 2014 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

  2015 Proxy Statement    8

Back to Contents

CORPORATE GOVERNANCE

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and trust sustains our success. Part of this trust stems from our commitment to good corporate governance. To provide a framework for effective governance, our Board of Directors (the “Board of Directors” or “Board”) has adopted Corporate Governance Guidelines, which outline the operating principles of our Board of Directors and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on our website at www.cdw.com by clicking on Investor Relations and then Corporate Governance.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of NASDAQ, a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the NASDAQ listing rules and considers all relevant facts and circumstances.

Under the NASDAQ independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the NASDAQ listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors is independent under the applicable listing standards of NASDAQ, other than our Chief Executive Officer, Thomas E. Richards.

Board of Directors Leadership Structure

Thomas E. Richards, our Chief Executive Officer, serves as the Chairman of our Board of Directors and Barry K. Allen, a non-executive and independent director, serves as the Lead Director of our Board of Directors. The Board believes that the combined role of Chairman and Chief Executive Officer, together with the appointment of an independent Lead Director, the independence of all Board members other than our Chief Executive Officer, and the use of regular executive sessions of the independent directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

The Board believes that having the Company’s Chief Executive Officer serve as the Chairman is in the best interest of its stockholders because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board additionally believes that because the Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, he is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to his discussions with independent directors.

Under our Corporate Governance Guidelines, the primary roles of the Lead Director are to assist the Chairman in managing the governance of the Board and to serve as a liaison between the Chairman and other directors. The Lead Director: (1) presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of the non-management and/ or independent directors; (2) has the authority to call meetings of the non-management and/or independent directors; and (3) serves as a contact for interested parties who wish to communicate with non-management directors.

The Board does not believe that a single leadership structure is right for all companies at all times, however, so the Board will periodically review its leadership structure to determine, based on the circumstances at the time, whether it and its committees are functioning effectively.

  2015 Proxy Statement    9

Back to Contents

Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to dedicate sufficient time to the performance of their Board duties, including by attending meetings of the stockholders, Board and applicable committees.

In 2014, the Board held five meetings, including regularly scheduled and special meetings. In 2014, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). In addition, each of the directors attended our 2014 Annual Meeting of Stockholders.

Board Committees

Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on our website at www.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

Audit Committee

Chairperson: Donna F. Zarcone

Other Members of the Committee: Benjamin D. Chereskin, David W. Nelms

(It is anticipated that James A. Bell will be appointed to serve on the Audit Committee in August 2015)

Meetings Held in 2014: 8

Primary Responsibilities:

Our Audit Committee is responsible for: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the U.S. Securities and Exchange Commission (“SEC”); (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our business process assurance function; and (10) reviewing the Company’s compliance and ethics and risk management programs.

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of NASDAQ and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert”. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

  2015 Proxy Statement    10

Back to Contents

Compensation Committee

Chairperson: Steven W. Alesio

Other Members of the Committee: Barry K. Allen, Michael J. Dominguez, Robin P. Selati

Meetings Held in 2014: 4

Primary Responsibilities:

Our Compensation Committee is responsible for: (1) reviewing and approving the compensation of our chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; and (5) reviewing trends in management compensation.

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of NASDAQ and the rules under the Exchange Act.

Nominating and Corporate Governance Committee

Chairperson: Barry K. Allen

Other Members of the Committee: Steven W. Alesio, Benjamin D. Chereskin, Glenn M. Creamer, Michael J. Dominguez, Paul J. Finnegan, David W. Nelms, Robin P. Selati, Donna F. Zarcone

(It is anticipated that James A. Bell will be appointed to serve on the Nominating and Corporate Governance Committee in August 2015)

Meetings Held in 2014: 4

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (5) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (6) reviewing and approving the compensation of our directors; (7) setting performance goals for and reviewing the performance of our chief executive officer; and (8) executive succession planning.

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of NASDAQ.

Board of Directors Role in Risk Oversight

Enterprise Risk Management Program

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority risks and opportunities. The ERM Program facilitates constructive dialog at the senior management and Board levels to proactively realize opportunities and manage risks. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial reporting and compliance risks, and helps to ensure appropriate response strategies are in place.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Risks and opportunities are considered in business decision making and as part of our overall business strategy. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program, and reports to both the Audit Committee and the full Board on any identified high priority risks and opportunities.

  2015 Proxy Statement    11

Back to Contents

Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. A centralized compensation team and an executive-level Compensation Steering Committee help ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, which is applicable to all of our coworkers and our directors. Additionally, within The CDW Way Code is a Financial Integrity Code of Ethics that sets forth an even higher standard applicable to our executives, officers, members of our internal disclosure committee and all managers and above in our finance department. A copy of this code is available on our website at www.cdw.com. If we make any substantive amendments to this code or grant any waiver from a provision to our chief executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our General Counsel, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw. com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

  2015 Proxy Statement    12

Back to Contents

Compensation Committee Interlocks and Insider Participation

During 2014, our Compensation Committee consisted of Steven W. Alesio, Barry K. Allen, Michael J. Dominguez and Robin P. Selati. No member of the Compensation Committee was, during 2014 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2014, there were no compensation committee interlocks required to be disclosed.

Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

Certain Related Person Transactions

Equity Arrangements with Management and Madison Dearborn/Providence Equity

Registration Rights Agreement. We have entered into a registration rights agreement with Madison Dearborn, Providence Equity, our executive officers (the “Management Holders”) and certain other co-investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Madison Dearborn and Providence Equity have the right to require us to register all or any portion of their shares under the Securities Act of 1933 (the “Securities Act”) on Form S-1 or Form S-3, at our expense. Madison Dearborn and Providence Equity are entitled to request up to four long-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $200 million) and an unlimited number of short-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $50 million). Additionally, the Management Holders and co-investors who are party to the Registration Rights Agreement are entitled to request the inclusion of their registrable securities in any such registration statement at our expense. The aforementioned registration rights are subject to standard underwriter cutbacks and other customary limitations.

In addition, if we propose to file a registration statement in connection with a public offering of our common stock or other equity securities, then, subject to certain limited exceptions, Madison Dearborn and Providence Equity and each other holder of registrable securities under the Registration Rights Agreement are entitled to piggyback registration rights pursuant to which we are required to include in such registration such number of securities as they may request. These piggyback registration rights are also subject to customary cutbacks and other limitations.

  2015 Proxy Statement    13

Back to Contents

The Registration Rights Agreement includes a holdback agreement pursuant to which each holder of registrable securities is prohibited from engaging in any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any of our equity securities, or securities convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten demand registration or piggyback registration, unless the underwriters otherwise agree in writing. If (1) we issue an earnings release or other material news or a material event relating to us occurs during the final 17 days of such holdback period or (2) prior to the expiration of such holdback period, we announce that we will release earnings results during the 16-day period beginning upon the expiration of such holdback period, then the holdback period may be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be.

Stockholders Agreement. In connection with our IPO, we entered into a stockholders agreement (the “Stockholders Agreement”) with Madison Dearborn, Providence Equity and the Management Holders. The Stockholders Agreement provides that, for a period of three years following the completion of our IPO (or, if sooner, such time as Madison Dearborn and Providence Equity no longer hold any shares of our common stock), a Management Holder will only sell shares of common stock contemporaneously with, or shortly following, sales of common stock by Madison Dearborn and/or Providence Equity in either a public or private sale to unaffiliated third parties. In connection with any such sale by Madison Dearborn and/or Providence Equity, a Management Holder is generally entitled to sell up to a number of shares of our common stock equal to the aggregate number of shares of common stock held by such Management Holder multiplied by a fraction, the numerator of which is the aggregate number of shares being sold by Madison Dearborn and/or Providence Equity in such sale and the denominator of which is the aggregate number of shares of common stock held by Madison Dearborn and/or Providence Equity immediately prior to such sale. In the event that a Management Holder elects not to, or is unable to, sell shares of common stock at the time of such sale Madison Dearborn and/or Providence Equity, such Management Holder shall be entitled to sell in connection with any future sale by Madison Dearborn and/or Providence Equity the amount such Management Holder did not sell in connection with any prior sales. The restrictions on transfer are no longer binding on a Management Holder at such time as the Management Holder is no longer employed by us.

Repurchase of 8.5% Senior Notes due 2019

On March 20, 2014, we repurchased and subsequently canceled $25.0 million aggregate principal amount of 8.5% Senior Notes due 2019 that were issued by our wholly owned subsidiaries, CDW LLC and CDW Finance Corporation, from an affiliate of Providence Equity using cash on hand in a privately negotiated transaction on an arm’s-length basis. The repurchase price of the Senior Notes due 2019 was 109.75% of the principal amount repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Other Transactions

Madison Dearborn and Providence Equity are private equity firms that have investments in companies that purchase products or services from, or provide products and services to, us. From time to time, Madison Dearborn and Providence Equity also directly purchase products or services from us. Such transactions are entered into in the ordinary course of business on terms no less favorable to us than terms that could have been reached with an unaffiliated third party.

  2015 Proxy Statement    14

Back to Contents
PROPOSAL 1 —	ELECTION OF DIRECTORS

Under our Fifth Amended and Restated Certificate of Incorporation, the number of Board members is set from time to time by the Board. Our Board currently consists of eleven directors. Our Board is divided into three classes of directors—Class I, Class II and Class III—with one class of directors elected at each annual meeting of stockholders. Our directors serve three-year terms, with the expiration of their terms staggered according to class.

The terms of our four current Class II directors expire on the date of the 2015 Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated our four current Class II directors for election to terms expiring at the 2018 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee. For example, Mr. James A. Bell was recommended by a third-party search firm prior to his nomination and election as a director in March 2015.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2016 Annual Meeting of Stockholders must be received no earlier than January 14, 2016 and no later than February 13, 2016. See “Other Business – Stockholder Proposals for the 2016 Annual Meeting.”

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role

•	Qualifications, attributes, skills and/or experience relevant to the Company’s business

•	Ability to bring diversity to the Board, including complementary skills and viewpoints

•	Other time commitments, including the number of other boards on which the potential candidate may serve

•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of NASDAQ and other applicable laws, regulations and rules

•	Financial literacy and expertise

•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

  2015 Proxy Statement    15

Back to Contents

2015 Nominees for Election to the Board of Directors

Each of the four Class II director nominees listed below is currently a director of the Company and has been determined by the Board to be independent.

The following biographies describe the business experience of each Class II director nominee. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience. The time period for Messrs. Chereskin, Creamer and Finnegan’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the Class II director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2018, subject to the election and qualification of his successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board of Directors recommends a vote FOR the following nominees for election as Class II directors.

JAMES A. BELL Class II (Term Expires 2015) Independent Director Nominee Age 66

Director of CDW Since: 2015

CDW Committees: It is anticipated that Mr. Bell will be appointed to serve on the Audit and Nominating and Corporate Governance Committees in August 2015

Other Public Company Directorships: The Dow Chemical Company and JP Morgan Chase & Co.

Mr. Bell currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Bell retired as Executive Vice President of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft, in April 2012. Mr. Bell served as Boeing’s Executive Vice President, Corporate President and Chief Financial Officer from 2008 until February 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.

Mr. Bell serves on the boards of directors of The Dow Chemical Company and JP Morgan Chase & Co. and the board of trustees of Rush University Medical Center. During the past five years, Mr. Bell also served as a director of the Chicago Urban League, World Business Chicago, the Chicago Infrastructure Trust and the Economic Club of Chicago. Mr. Bell is a graduate of California State University at Los Angeles where he earned a bachelor’s degree.

Experience and Qualifications of Particular Relevance to CDW

Mr. Bell possesses particular knowledge and experience in finance, accounting, regulatory issues, strategic planning and leadership of complex organizations, and board practices of other major corporations.

  2015 Proxy Statement    16

Back to Contents
BENJAMIN D. CHERESKIN Class II (Term Expires 2015) Independent Director Nominee Age 56	Director of CDW Since: 2007 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Boulder Brands, Inc. and Cinemark, Inc.

Mr. Chereskin currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Chereskin is President of Profile Capital Management LLC (“Profile Capital”), an investment management firm. Prior to founding Profile Capital, Mr. Chereskin was a Managing Director of Madison Dearborn Partners, LLC (“Madison Dearborn”), having co-founded the firm in 1992. Prior to the founding of Madison Dearborn, Mr. Chereskin was with First Chicago Venture Capital for nine years.

Mr. Chereskin serves on the boards of directors of Boulder Brands, Inc., Cinemark, Inc. and KIPP-Chicago. During the previous five years, Mr. Chereskin also served as a director of BF Bolthouse Holdco LLC, Tuesday Morning Corporation, the University of Chicago Laboratory School and University of Chicago Medicine. Mr. Chereskin is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Chereskin possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

GLENN M. CREAMER Class II (Term Expires 2015) Independent Director Nominee Age 53	Director of CDW Since: 2007 CDW Committees: Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Creamer currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Creamer is a Senior Managing Director of Providence Equity Partners L.L.C. (“Providence Equity”). Prior to joining a predecessor of Providence Equity in 1989, Mr. Creamer was a Vice President of Narragansett Capital Inc., which he joined in 1988. Mr. Creamer also has worked in investment banking at Merrill Lynch and JPMorgan.

Mr. Creamer serves as a director on various non-profit boards, including Catholic Relief Services, Mustard Seed Communities USA and the Rhode Island School of Design Museum. During the previous five years, Mr. Creamer also served as a director of Telcordia Technologies, Inc. Mr. Creamer is a graduate of Brown University where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Creamer possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

  2015 Proxy Statement    17

Back to Contents
PAUL J. FINNEGAN Class II (Term Expires 2015) Independent Director Nominee Age 62	Director of CDW Since: 2011 CDW Committees: Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Finnegan currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Finnegan is the Co-Chief Executive Officer of Madison Dearborn. Prior to co-founding Madison Dearborn, Mr. Finnegan was with First Chicago Venture Capital for ten years. Previously, he held a variety of marketing positions in the publishing industry, both in the United States and in Southeast Asia. Mr. Finnegan has more than 30 years of experience in private equity investing with a particular focus on investments in the communications industry.

Mr. Finnegan serves on the board of directors of AIA Corporation. He is a Fellow of the Harvard Corporation, past member of the Harvard Board of Overseers and a Past President of the Harvard Alumni Association. Mr. Finnegan is a member of the Board of Dean’s Advisors at the Harvard Business School, a member of the Leadership Council of the Harvard School of Public Health and also a member of the Center for Public Leadership’s Leadership Council at Harvard Kennedy School. He is the Past Chairman and current board member of Teach For America in Chicago, a member of Teach For America’s National Board and member of the board of directors of the Chicago Council on Global Affairs. Mr. Finnegan is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Finnegan possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

  2015 Proxy Statement    18

Back to Contents

Other Members of the Board of Directors

Set forth below are the biographies of the continuing directors who are not nominees for election at this Annual Meeting of Stockholders. Steven W. Alesio, Barry K. Allen, David W. Nelms and Donna F. Zarcone are Class I directors whose terms will expire in 2017, and Michael J. Dominguez, Thomas E. Richards and Robin P. Selati are Class III directors whose initial terms will expire in 2016. Following the biographical information for each director, we have listed the specific experience and qualifications of that director that strengthen the Board’s collective qualifications, skills and experience. The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

THOMAS E. RICHARDS Chairman Class III (Term Expires 2016) Age 60	Director of CDW Since: 2011 CDW Committees: None Other Public Company Directorships: None

Mr. Richards currently serves as our Chairman, President and Chief Executive Officer, as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Richards has served as our President and Chief Executive Officer since October 2011 and was named Chairman on January 1, 2013. From September 2009 to October 2011, Mr. Richards served as our President and Chief Operating Officer. Prior to joining CDW, Mr. Richards held leadership positions with Qwest Communications International Inc. (“Qwest”), a broadband Internet-based communications company. From 2008 to 2009, he served as Executive Vice President and Chief Operating Officer, where he was responsible for the day-to-day operation and performance of Qwest, and before assuming that role, was the Executive Vice President of the Business Markets Group from 2005 to 2008. Mr. Richards also has served as Chairman and Chief Executive Officer of Clear Communications Corporation and as Executive Vice President of Ameritech Corporation.

Mr. Richards serves as a board member of Junior Achievement of Chicago, Rush University Medical Center and the University of Pittsburgh. Mr. Richards also is a member of the Economic Club of Chicago and the Executives’ Club of Chicago. Mr. Richards is a graduate of the University of Pittsburgh where he earned a bachelor’s degree and a graduate of Massachusetts Institute of Technology where he earned a Master of Science in Management as a Sloan Fellow.

Experience and Qualifications of Particular Relevance to CDW

Mr. Richards possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations.

  2015 Proxy Statement    19

Back to Contents
STEVEN W. ALESIO Class I (Term Expires 2017) Independent Director Age 60	Director of CDW Since: 2009 CDW Committees: Compensation (Chair) and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Alesio currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Alesio serves as an Operating Partner/Advisor at Providence Equity. Prior to joining Providence Equity in December 2010, Mr. Alesio was most recently Chairman of the Board and Chief Executive Officer of Dun & Bradstreet Corporation (“D&B”), a provider of credit information on businesses and corporations. After joining D&B in January 2001 as Senior Vice President, Mr. Alesio served in various senior leadership positions. In May 2002, Mr. Alesio was named President and Chief Operating Officer, and was elected to the board of directors. In January 2005, Mr. Alesio was chosen to be the Chief Executive Officer, and in May of 2005, he became Chairman of the Board, a position he held until his departure in June 2010. Prior to joining D&B, Mr. Alesio spent 19 years with the American Express Company, where he served in marketing and then general management roles.

Mr. Alesio serves on the boards of directors of Altegrity, Ascend Learning, Blackboard, Miller Heiman and Vector Learning. During the past five years, Mr. Alesio also served as a director of Study Group and Genworth Financial, Inc. Mr. Alesio is the founding sponsor and Senior Advisor for the non-profit All Stars Project of New Jersey, which provides outside-of-school leadership development and performance-based education programming to thousands of inner-city young people in Newark and its surrounding communities. Mr. Alesio is a graduate of St. Francis College where he earned a bachelor’s degree and a graduate of University of Pennsylvania’s Wharton School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Alesio possesses particular knowledge and experience in strategic planning and leadership of complex organizations and board practices of other major corporations.

  2015 Proxy Statement    20

Back to Contents
BARRY K. ALLEN Lead Director Class I (Term Expires 2017) Independent Director Age 66	Director of CDW Since: 2009 CDW Committees: Compensation and Nominating and Corporate Governance (Chair) Other Public Company Directorships: Harley-Davidson, Inc. and Bell Canada Enterprises

Mr. Allen currently serves as the Lead Director of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Allen serves as an Operating Partner/Advisor at Providence Equity and is President of Allen Enterprises, LLC, a private equity investment and management company he founded in 2000. Prior to joining Providence Equity in 2007, Mr. Allen was Executive Vice President of Operations at Qwest, a broadband Internet-based communications company. Before his retirement from Qwest in June 2007, Mr. Allen was responsible for the company’s network and information technology operations. Prior to being named Executive Vice President of Operations in March 2004, he served as Qwest’s Executive Vice President and Chief Human Resources Officer. Previously, he served as President of Chicago-based Ameritech Corp., where he began his career in 1974 and held a variety of executive appointments including President and Chief Executive Officer of Wisconsin Bell and President and Chief Executive Officer of Illinois Bell. Before starting at Ameritech, Mr. Allen served in the U.S. Army where he reached the rank of Captain.

Mr. Allen serves on the boards of directors of Harley-Davidson, Inc. (“Harley-Davidson”) (chairman from 2009 to 2012), Bell Canada Enterprises, the Fiduciary Management family of mutual funds, Fiduciary Management, Inc. (FMI), World Triathlon Corporation and Stream Global Services, Inc. Mr. Allen has notified Harley-Davidson that he does not intend to stand for re-election as a director upon the expiration of his current term at the Harley-Davidson 2015 annual meeting of shareholders. During the past five years, Mr. Allen also served as a director of Telcordia Technologies, Inc. He also has served as a board member of many civic organizations, including the Greater Milwaukee Committee, Junior Achievement of Wisconsin, Children’s Hospital of Wisconsin and United Way in Milwaukee and currently serves as a board member of the Boys and Girls Club of Milwaukee. Mr. Allen is a graduate of the University of Kentucky where he earned a bachelor’s degree and a graduate of Boston University where he earned a Master of Business Administration, with honors.

Experience and Qualifications of Particular Relevance to CDW

Mr. Allen possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations, and board practices of other major corporations that make him particularly suited to serve as our lead director.

MICHAEL J. DOMINGUEZ Class III (Term Expires 2016) Independent Director Age 45	Director of CDW Since: 2007 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Dominguez currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Dominguez is a Managing Director of Providence Equity. Prior to joining Providence Equity in 1998, Mr. Dominguez worked for Salomon Smith Barney in corporate finance. Previously, Mr. Dominguez held positions with Morgan Stanley and was a senior consultant at Andersen Consulting.

Mr. Dominguez serves on the boards of directors of Learfield Communications, Inc. and ZeniMax Media Inc. During the past five years, Mr. Dominguez also served as a director of AutoTrader.com, Bresnan Communications, GLM Holdings and Metro-Goldwyn-Mayer Inc. Mr. Dominguez is a graduate of Bucknell University where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Dominguez possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

  2015 Proxy Statement    21

Back to Contents
DAVID W. NELMS Class I (Term Expires 2017) Independent Director Age 54	Director of CDW Since: 2014 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Discover Financial Services

Mr. Nelms currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Nelms is the Chairman and Chief Executive Officer of Discover Financial Services (“Discover”), a direct banking and payment services company. Mr. Nelms was elected Chairman of the Board at Discover in January 2009, having served as Chief Executive Officer since 2004, and President and Chief Operating Officer from 1998 to 2004. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, he was a senior product manager for Progressive Insurance. Mr. Nelms served as a management consultant with Bain & Company from 1986 to 1990.

Mr. Nelms serves as Chairman of the Board of Junior Achievement of Chicago and serves on the boards of directors of the Federal Reserve Bank of Chicago and the Executives’ Club of Chicago. Mr. Nelms is a graduate of University of Florida where he earned a bachelor’s degree in mechanical engineering and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Nelms possesses particular knowledge and experience in technology industries, accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

ROBIN P. SELATI Class III (Term Expires 2016) Independent Director Age 49	Director of CDW Since: 2010 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: Ruth’s Hospitality Group, Inc.

Mr. Selati currently serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Mr. Selati is a Managing Director of Madison Dearborn and joined the firm in 1993. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated.

Mr. Selati serves on the boards of directors of Ruth’s Hospitality Group, Inc. and Things Remembered, Inc. During the previous five years, Mr. Selati also served as a director of BF Bolthouse Holdco LLC and The Yankee Candle Company, Inc. Mr. Selati is a graduate of Yale University where he earned a bachelor’s degree and a graduate of the Stanford University Graduate School of Business where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Selati possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

  2015 Proxy Statement    22

Back to Contents
DONNA F. ZARCONE Class I (Term Expires 2017) Independent Director Age 57	Director of CDW Since: 2011 CDW Committees: Audit (Chair) and Nominating and Corporate Governance Other Public Company Directorships: Cigna Corporation

Ms. Zarcone serves as a member of our Board of Directors and as a manager of CDW LLC, our wholly owned subsidiary. Ms. Zarcone is the President and Chief Executive Officer of the Economic Club of Chicago, a position she has held since February 2012. From January 2007 to February 2012, she served as the President, CEO and founder of D.F. Zarcone & Associates LLC, a strategy advisory firm. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in June 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in August 1998. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from November 1982 through June 1994 and in various management roles at KPMG/Peat Marwick from May 1979 through November 1982.

Ms. Zarcone serves on the boards of directors of Cigna Corporation and The Duchossois Group. During the previous five years, Ms. Zarcone also served as a director of The Jones Group Inc. and Wrightwood Capital. She also serves as a board member of various civic and professional organizations, including the University of Chicago Booth School of Business Polsky Center for Entrepreneurship. Ms. Zarcone is a graduate of Illinois State University where she earned a bachelor’s degree and a graduate of University of Chicago Booth School of Business where she earned a Master of Business Administration. Ms. Zarcone is a certified public accountant.

Experience and Qualifications of Particular Relevance to CDW

Ms. Zarcone possesses particular knowledge and experience in accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

  2015 Proxy Statement    23

Back to Contents

DIRECTOR COMPENSATION

Elements of Director Compensation

The table below sets forth the elements of our annual compensation program for our non-employee directors who are not Managing Directors of either Madison Dearborn or Providence Equity. Thomas E. Richards, our Chairman, President and Chief Executive Officer, and Glenn M. Creamer, Michael J. Dominguez, Paul J. Finnegan and Robin P. Selati, Managing Directors of Madison Dearborn or Providence Equity, do not receive compensation for their Board service.

Annual Compensation Element	Amount
Board Retainer	$75,000
Audit Committee Chair Retainer	$15,000
Compensation Committee Chair Retainer	$10,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Annual Restricted Stock Unit Grant Value	$125,000

All retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board/chair service during the calendar year.

The annual restricted stock unit grant vests on the first anniversary of the grant date and entitles the director to receive shares of our common stock upon vesting. Directors may elect to defer receipt of common stock upon vesting in five year increments.

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director who is not a Managing Director of Madison Dearborn or Providence Equity should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for directors and making recommendations to the Board. Pursuant to our Corporate Governance Guidelines, each non-employee director who is not a Managing Director of Madison Dearborn or Providence Equity must hold equity interests in the Company’s common stock equal to at least $500,000 by five years from the later of (a) the Company’s IPO, which occurred on June 26, 2013, or (b) the date on which the director joined the Board.

2014 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors who are not Managing Directors of either Madison Dearborn or Providence Equity for the fiscal year ended December 31, 2014:

	Fees earned
	or paid in cash	Stock Awards	Total
Name	($)	($)(1)(2)	($)
Steven W. Alesio	85,000	124,996	209,996
Barry K. Allen	85,000	124,996	209,996
Benjamin D. Chereskin	75,000	124,996	199,996
David W. Nelms(3)	69,583	124,996	194,579
Donna F. Zarcone	90,000	124,996	214,996
(1)	Stock Awards. The amounts reported represent the grant date fair value of restricted stock units granted in 2014, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
(2)	Outstanding Stock Awards. The following table summarizes outstanding stock awards held by each above director on December 31, 2014, including restricted stock units acquired through the deemed reinvestment of dividend equivalents:

Restricted Stock Units Outstanding
Name	(#)
Steven W. Alesio	5,178
Barry K. Allen	5,178
Benjamin D. Chereskin	5,178
David W. Nelms	5,178
Donna F. Zarcone	5,178

(3)	Appointed to our Board on January 27, 2014.

  2015 Proxy Statement    24

Back to Contents

STOCK OWNERSHIP

Ownership of Our Common Stock

Directors, Executive Officers and Principal Stockholders

The following table shows information regarding the beneficial ownership of our common stock by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board of Directors, each director nominee and each of our named executive officers; and
•	all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 16, 2015 and shares of restricted stock that vest within 60 days of March 16, 2015 are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 16, 2015 and the percentage of beneficial ownership is based on 172,527,765 shares of common stock outstanding as of March 16, 2015.

Unless otherwise indicated, the address for each holder listed below is c/o CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

Beneficial Owner	Number of Shares	Percent of Total
Madison Dearborn Partners, LLC(1)	26,684,265	15.5%
Providence Equity Partners L.L.C.(2)	23,592,886	13.7%
FMR LLC(3)	12,628,275	7.3%
Thomas E. Richards(4)	1,136,652	*
Ann E. Ziegler(5)	248,031	*
Douglas E. Eckrote(6)	377,587	*
Christine A. Leahy(7)	325,184	*
Jonathan J. Stevens(8)	193,061	*
Steven W. Alesio(9)	26,702	*
Barry K. Allen(9)(10)	26,209	*
James A. Bell	5,680	*
Benjamin D. Chereskin(11)	180,342	*
Glenn M. Creamer	—	—
Michael J. Dominguez	—	—
Paul J. Finnegan	—	—
David W. Nelms(9)	5,189	*
Robin P. Selati	—	—
Donna F. Zarcone(9)	12,195	*
All directors and executive officers as a group (20 persons)	3,458,696	2.0%
*	Denotes less than 1.0%
(1)	Consists of 17,418,614 shares held directly by Madison Dearborn Capital Partners V-A, L.P. (“MDP A”), 4,620,857 shares held directly by Madison Dearborn Capital Partners V-C, L.P. (“MDP C”), 175,023 shares held directly by Madison Dearborn Capital Partners V Executive-A, L.P. (“MDP Exec”) and 4,469,771 shares held directly by MDCP Co-Investors (CDW), L.P. (“MDP Co-Investor”). As the sole members of a limited partner committee of MDP V that has the power, acting by majority vote, to vote or dispose of the shares directly held by MDP A, MDP C, MDP Exec and MDP Co-Investor, Paul J. Finnegan and Samuel M. Mencoff may be deemed to have shared voting and investment power over such shares. Each of Messrs. Finnegan and Mencoff and MDP V hereby disclaims any beneficial ownership of any shares held by MDP A, MDP C, MDP Exec and MDP Co-Investor except to the extent of his pecuniary interest therein. The address for the Madison Dearborn entities and persons is Three First National Plaza, 70 W. Madison Street, Suite 4600, Chicago, Illinois, 60602.

  2015 Proxy Statement    25

Back to Contents
(2)	Consists of 14,948,294 shares held directly by Providence Equity Partners VI L.P. (“PEP VI”), 5,142,393 shares held directly by Providence Equity Partners VI-A L.P. (“PEP VI-A”) and 3,502,199 shares held directly by PEP Co-Investors (CDW) L.P. (“PEP Co-Investor”). The shares held by PEP VI, PEP VI-A and PEP Co-Investor may be deemed to be beneficially owned by Providence Equity GP VI L.P. (“PEP GP”), the general partner of PEP VI, PEP VI-A and PEP Co-Investor and Providence Equity Partners VI L.L.C. (“PEPLLC”), the general partner of PEP GP. Messrs. Jonathan Nelson, Glenn Creamer and Paul Salem are members of PEP LLC and may be deemed to have shared voting and investment power over such shares. Each of PEP LLC, PEP GP, and Messrs. Nelson, Creamer and Salem hereby disclaims any beneficial ownership of any shares held by PEP VI, PEP VI-A and PEP Co-Investor except to the extent of any pecuniary interest therein. The address for the Providence Equity entities and persons is 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.
(3)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 13, 2015 by FMR LLC (“FMR”), Edward C. Johnson 3d and Abigail P. Johnson, consists of: (a) 2,233,813 shares over which FMR has sole voting power and 12,628,275 shares over which FMR has sole dispositive power; (b) 12,628,275 shares over which Mr. Johnson 3d, a director and Chairman of FMR, has sole dispositive power; and (c) 12,628,275 shares over which Ms. Johnson, a director, Vice Chairman, Chief Executive Officer and President of FMR, has sole dispositive power. The address for FMR, Mr. Johnson and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(4)	Includes beneficial ownership of 314,971 shares held by Mr. Richards that may be acquired within 60 days of March 16, 2015.
(5)	Includes 39,121 shares held by the Ann E. Ziegler IRA Northern Trust Bank and 130,216 shares held by the Ann E. Ziegler 2012 Gift Trust which are deemed to be beneficially owned by Ms. Ziegler. Also includes beneficial ownership of 14,409 shares held by Ms. Ziegler that may be acquired within 60 days of March 16, 2015.
(6)	Includes beneficial ownership of 9,263 shares held by Mr. Eckrote that may be acquired within 60 days of March 16, 2015.
(7)	Includes beneficial ownership of 13,380 shares held by Ms. Leahy that may be acquired within 60 days of March 16, 2015.
(8)	Includes beneficial ownership of 8,234 shares held by Mr. Stevens that may be acquired within 60 days of March 16, 2015.
(9)	Includes beneficial ownership of 5,189 vested RSU’s on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
(10)	Does not include 6,017 shares indirectly owned by Allen Enterprises LLC, a limited liability company controlled by Mr. Allen, through its 0.1718% interest in PEP Co-Investors (CDW) L.P., a limited partnership which directly holds 3,502,199 shares prior to the offering. Mr. Allen has no voting or investment power over such shares and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. These shares are included in Providence Equity’s beneficial ownership (see Note 2 above).
(11)	Includes 175,163 shares held by the Chereskin Family Dynasty Trust which are deemed to be beneficially owned by Mr. Chereskin.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock. Based upon a review of these reports and inquiries we have made, we believe that all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2014 were filed on a timely basis.

  2015 Proxy Statement    26

Back to Contents
PROPOSAL 2 —	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015. Ernst & Young LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors and the Audit Committee recommend a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2014. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees (AS 16). The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Donna F. Zarcone, Chair
Benjamin D. Chereskin
David W. Nelms

  2015 Proxy Statement    27

Back to Contents

Principal Accounting Fees and Services

Ernst & Young LLP serves as our independent registered public accounting firm. The following table presents fees paid or accrued for the audit of our annual consolidated financial statements and all other professional services rendered by Ernst & Young LLP for the years ended December 31, 2014 and 2013.

	For the Years Ended
	December 31,
(in thousands)	2014	2013
Audit fees	$1,991.2	$2,101.6
Audit-related fees	226.6	25.9
Tax fees	417.5	544.3
All other fees	2.0	2.0
Total fees	$2,637.3	$2,673.8

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Fees in 2014 also include services related to the Company’s Registration Statements on Form S-3, and fees in 2013 also include services related to the Company’s Registration Statements on Forms S-1 and S-3.

Audit-Related Fees. Consists principally of fees related to employee benefit plans and due diligence support related to an equity investment.

Tax Fees. Consists principally of fees related to tax advice, tax compliance, and tax due diligence support and tax structuring related to an equity investment.

All Other Fees. Consists principally of a fee paid for a license to use software relating to accounting rules and regulations.

The services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Ernst & Young LLP, that the provision of such services has not adversely affected Ernst & Young LLP’s independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

  2015 Proxy Statement    28

Back to Contents
PROPOSAL 3 —	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Previously, at our 2014 Annual Meeting of Stockholders, we asked our stockholders to indicate whether we should hold an advisory vote to approve the compensation of our named executive officers every one, two or three years. Because our stockholders voted in favor of an annual advisory vote, we are again offering our stockholders an opportunity to vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. We expect to hold this vote on an annual basis for the foreseeable future. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2014 Annual Meeting of Stockholders, more than 98% of votes cast by our stockholders approved the compensation of our named executive officers.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2014 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program. As described in the “Compensation Discussion and Analysis,” the Compensation Committee has designed our compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

•	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

We ask for your advisory approval of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of CDW’s named executive officers, as described in this proxy statement, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the section entitled ‘Compensation Discussion and Analysis,’ the Summary Compensation Table and the other related disclosure and tables.”

The Board of Directors recommends a vote FOR approval of the resolution above relating to the compensation of the Company’s named executive officers.

  2015 Proxy Statement    29

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (our “CD&A”) provides an overview of our executive compensation program for 2014 and our executive compensation philosophies and objectives.

Our Named Executive Officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (“Named Executive Officers”). For 2014, our Named Executive Officers were:

Name	Title
Thomas E. Richards	Chairman, President and Chief Executive Officer
Ann E. Ziegler	Senior Vice President and Chief Financial Officer
Douglas E. Eckrote	Senior Vice President, Strategic Solutions and Services
Christine A. Leahy	Senior Vice President, General Counsel and Corporate Secretary
Jonathan J. Stevens	Senior Vice President, Operations and Chief Information Officer

This CD&A is divided into three sections:

Overview	• 2014 Business Highlights
• Our Executive Compensation Program
• Our Executive Compensation Practices
• 2014 Say-on-Pay Vote
What We Pay and Why	• 2014 Executive Compensation Decisions
• Base Salary
• Annual Cash Incentive Awards (Senior Management Incentive Plan)
• Long-Term Incentive Program
• Other Elements of Our 2014 Executive Compensation Program
How We Make Executive	• Our Executive Compensation Philosophies and Objectives
Compensation Decisions	• Role of the Board, Compensation Committee and our Executive Officers
• Guidance from Independent Compensation Consultant
• Comparison to Relevant Peer Group
• Alignment of Senior Management Team to Drive Performance

OVERVIEW

2014 Business Highlights

Our 2014 performance demonstrated the strength of our business model as we profitably captured market share while continuing to invest in our future. We significantly outpaced our medium term annual target of profitably growing 200-300 basis points above the U.S. IT market. For the year, we delivered:

•	Net sales growth of 12.1%

•	Adjusted EBITDA growth of 12.2% and margin of 7.5%

•	A reduction in annual interest expense of more than $50 million, which helped fuel non-GAAP net income per diluted share growth of 29.7%

•	$455 million of free cash flow, $128 million higher than in 2013

Our financial and strategic results enabled us to take actions that support our capital allocation priorities in 2014, including the authorization of a $500 million share repurchase program and a 59% increase in our annual dividend to 27 cents per share. These results also were recognized by the stock market, and we significantly outperformed the S&P 500, with CDW shares up 50.6% in 2014.

  2015 Proxy Statement    30

Back to Contents

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2014:

•	Our balanced portfolio of customer facing channels, with each channel growing in the high single-digits or better.

•	Our diverse product suite of more than 100,000 products from over 1,000 leading and emerging brands and distribution capabilities which enabled us to capitalize on market dynamics.

•	Our variable cost structure which helped mitigate pressure from faster growing, lower-margined products.

In 2014, we believe we made excellent progress against our three part strategy to:

•	Profitably increase “share of wallet” from existing customers and acquire new customers — by enhancing seller capacity and capabilities, further refining our market and geographic segmentation and acquiring a minority interest in U.K.-based IT solutions provider, Kelway

•	Broaden our solutions suite — by enhancing our solutions portfolio with new Cloud and mobility offerings

•	Expand our services capabilities — by adding more than 50 coworkers focused on providing services and opening two new markets

For further details about our 2014 performance, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Our Executive Compensation Program

2014 marked the first year in which our post-IPO executive compensation program was fully implemented, with the addition of our new long-term incentive program. Prior to our IPO in 2013, the Compensation Committee undertook a thorough review of our overall executive compensation program with guidance from its independent compensation consultant. The Compensation Committee’s goal was to implement a public company executive compensation program that would continue to drive above-market results and that was built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s post-IPO executive compensation program:

  2015 Proxy Statement    31

Back to Contents

The chart below illustrates the pay for performance design of our 2014 executive compensation program. For 2014, approximately 85% of the target compensation of our Chief Executive Officer, Thomas E. Richards, was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

Note:	For purposes of the 2014 CEO Target Compensation Mix chart, we have excluded any interest payments paid under the Restricted Debt Unit Plan during 2014 as this plan was established prior to 2014. Please see the narrative accompanying the “2014 Non-Qualified Deferred Compensation” table for further information regarding the Restricted Debt Unit Plan.

Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

  2015 Proxy Statement    32

Back to Contents
Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

Long-term objectives aligned with the creation of stockholder value

Target total compensation at market median

Market comparison of executive compensation against a relevant peer group

Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company

Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan

Robust stock ownership guidelines

Clawback policy

Annual say-on-pay vote

We do not have tax gross-ups

We do not have executive perquisites

We do not have an enhanced severance multiple upon a change in control

We do not have excessive severance benefits

We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan

We do not allow repricing of underwater stock options under our long-term incentive plan

We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

2014 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by more than 98% of the votes cast for the Company’s say-on-pay vote at our 2014 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2014 say-on-pay vote.

WHAT WE PAY AND WHY

2014 Executive Compensation Decisions

Consistent with our pay-for-performance philosophy and executive compensation program objectives described below under “Our Executive Compensation Philosophies and Objectives,” in determining the 2014 adjustments to executive compensation levels and the mix of compensation elements for each Named Executive Officer, the Compensation Committee and our Chief Executive Officer (in making recommendations regarding Named Executive Officer compensation other than his own) considered each Named Executive Officer’s prior performance, Company performance, the compensation levels paid to similarly situated executive officers at the Company, market data to provide a perspective on external practices and input from the Compensation Committee’s independent compensation consultant.

As a result of several years of strong results coupled with previously granted equity awards while the Company was privately owned, all of our executives have accumulated significant value through their equity ownership in CDW, with most executives exceeding 20 times their respective base salaries. When determining compensation for each of our executives, the Compensation Committee and our Chief Executive Officer considered this accumulated value in conjunction with both the retentive value of our Restricted Debt Unit Plan and the leadership opportunities presented to each executive to motivate him or her in 2014 and beyond.

  2015 Proxy Statement    33

Back to Contents

Base Salary

The Compensation Committee generally sets base salaries for executives, including our Named Executive Officers, below the market median of salaries for executives in similar positions. Aligned with our compensation philosophies and objectives, a significant portion of each Named Executive Officer’s annual target cash compensation is at risk, to provide a strong connection between pay and performance. Accordingly, in 2014, Mr. Richards’ annual target cash compensation was weighted 40% base salary and 60% annual incentive target. The table below sets forth the 2014 base salary level for each of our Named Executive Officers:

Named Executive Officer	2014 Base Salary
Thomas E. Richards	$798,250
Ann E. Ziegler	$462,040
Douglas E. Eckrote	$341,250
Christine A. Leahy	$348,772
Jonathan J. Stevens	$301,750

Annual Cash Incentive Awards (Senior Management Incentive Plan)

We provide our senior management with short-term incentive compensation through our annual cash bonus program, the Senior Management Incentive Plan (“SMIP”). Short-term compensation under SMIP represents a majority of each executive’s total target cash compensation opportunity in a given year.

Setting the Target Opportunity under SMIP

Because our Named Executive Officer base salary levels historically have been targeted to be below the market median rate, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range.

2014 SMIP Pay for Performance Alignment

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that require above-market performance. Factors considered by the Compensation Committee in establishing the performance goals include U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments.

For 2014, the Compensation Committee established the following goals and payout levels under SMIP:

•	Consistent with the 2013 SMIP design, the Compensation Committee chose Adjusted EBITDA and market share growth (based upon sales) as our SMIP performance goals. The Compensation Committee chose this combination of performance goals because together they take into account not only our absolute performance but also performance relative to the market.

•	Adjusted EBITDA performance goal was set at $861.1 million, which was based on a growth rate above U.S. IT market growth rate expectations.

•	No payout unless at or above 2013 Adjusted EBITDA (threshold payout of 15%).

•	Market share governor would reduce EBITDA-based payouts at all performance levels unless we gained market share.

•	Payout range from 0% to 200% of target awards for performance between 93.9% and 110.0% of the Adjusted EBITDA performance goal.

The threshold, target and maximum payout opportunities under the SMIP payout curve are set forth below:

	Adjusted EBITDA performance goal(2)		Market share governor(3)
	Adjusted EBITDA	% attainment of	Grow (% of	Constant/Decline
Payout opportunity(1)	(in millions)	performance goal	target bonus)	(% of target bonus)
Maximum	$947.2	110%	200%	180%
Adjusted EBITDA Performance Goal	$861.1	100%	100%	90%
Minimum Performance Threshold	$808.5	93.9%	25%	15%
(1)	Payouts are determined based on various performance achievement levels for Adjusted EBITDA and market share changes. Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.
(2)	See Appendix A for a reconciliation of Adjusted EBITDA to income from operations.
(3)	Market share changes were measured internally based on data from seven industry surveys and reports and, based on the availability of data, financial information regarding three publicly traded resellers and three publicly traded technology distributors.

  2015 Proxy Statement    34

Back to Contents

2014 SMIP Results and Payouts

Our 2014 adjusted EBITDA was $907.0 million, and the Compensation Committee determined that we had achieved 105.3% of our Adjusted EBITDA performance goal. In addition, based upon industry surveys and reports and financial information from other publicly traded companies in our market (see footnote (3) above), the Compensation Committee determined that our market share grew. The SMIP payout percentage for the Named Executive Officers therefore was 153.4% of their 2014 SMIP targets. The table below sets forth the SMIP payouts to each of our Named Executive Officers based upon 2014 performance:

Named Executive Officer	SMIP Bonus Target	Calculated SMIP Payout
Thomas E. Richards	$1,197,375	$1,836,609
Ann E. Ziegler	$631,000	$967,868
Douglas E. Eckrote	$633,750	$972,086
Christine A. Leahy	$385,000	$590,537
Jonathan J. Stevens	$503,250	$771,917

Long-Term Incentive Program

Beginning in 2014 and in conjunction with the establishment of our post-IPO executive compensation program, the Compensation Committee adopted a new long-term incentive program under which participants will be eligible to receive annual equity grants. The Compensation Committee’s objectives for the 2014 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.

•	Establish a direct link between compensation and the achievement of longer-term financial objectives.

•	Retain the services of executives through multi-year vesting provisions.

For 2014, the annual long-term incentive grant was delivered in the form of performance share units and stock options, with the following key elements to drive Company performance and align with stockholder interests:

Performance Share Units	• 50% of target long-term incentive opportunity
• 2014-2016 performance period with 0-200% payout curve (threshold payout of 50%)
• Vest at the end of the performance period based upon attainment of cumulative annual adjusted free cash flow and cumulative annual non-GAAP net income per diluted share (“EPS”) performance goals
Stock Options	• 50% of target long-term incentive opportunity
• Only have value if CDW stock price increases
• Vest in 1/3 annual increments with 10 year maximum term

Setting Award Levels under 2014 Long-Term Incentive Program

In determining the 2014 long-term incentive award levels for Named Executive Officers, the Compensation Committee compared the targeted total direct compensation of each Named Executive Officer to the market median. The table below sets forth the target award value, as of the date of grant, of the long-term incentive award received by each Named Executive Officer under our new long-term incentive program, which was delivered 50% in performance share units and 50% in stock options:

Executive	Amount
Thomas E. Richards	$3,250,000
Ann E. Ziegler	$700,000
Douglas E. Eckrote	$450,000
Christine A. Leahy	$650,000
Jonathan J. Stevens	$400,000

  2015 Proxy Statement    35

Back to Contents

2014 Long-Term Incentive Program Pay for Performance Alignment

For 2014, 100% of the long-term incentive awards granted to the Named Executive Officers consisted of performance-based equity awards. Stock options have value to an award recipient only if our stock price appreciates, while the performance share units will vest if and only to the extent that the pre-established quantitative performance metrics relating to free cash flow and EPS are achieved during the three-year performance period. The Compensation Committee selected free cash flow and EPS as the metrics for the performance share units because it believes successful performance against these measures promotes the creation of long-term shareholder value. In selecting these metrics, the Company focused on earnings and cash flow as critical measures of operational success, but distinguished the performance share metrics from the SMIP metric (Adjusted EBITDA). By including interest, taxes, depreciation and amortization in the measure of earnings, and including interest, taxes and working capital in the measure of cash flow, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value.

The 2014 free cash flow and EPS targets were set based on the Company’s strategic plan and capital allocation plan. For purposes of the performance share units, free cash flow and EPS will be adjusted for unusual, non-recurring items. The Committee established the payout curves for the performance share units to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

Other Elements of Our 2014 Executive Compensation Program

Severance Arrangements

Our employment arrangements with each of our Named Executive Officers provide for payments and other benefits in connection with certain qualifying terminations of employment with the Company. The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our Named Executive Officers; (2) enhance the Company’s value to a potential acquirer because our Named Executive Officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

Effective January 1, 2014, the Compensation Committee revised the severance arrangements for the Named Executive Officers to, among other things, remove the change in control-related tax gross-ups in their previous arrangements and change from five year contracts with automatic one-year renewal periods to three year fixed-term contracts, with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

Additional information regarding the employment arrangements with each of our Named Executive Officers, including a quantification of benefits that would have been received by each Named Executive Officer had his or her employment terminated on December 31, 2014, is provided under “2014 Potential Payments upon Termination or Change in Control.”

RDU Plan

During 2014, our named executive officers participated in the RDU Plan, a legacy nonqualified deferred compensation plan, established by our Board of Directors in 2010 in order to retain key leaders and focus them on driving the long-term success of the Company. While participants are able to receive cash payments under the RDU Plan with respect to RDU grants made prior to our IPO, no new grants will be made under this plan.

For additional information regarding the operation of this legacy plan, please see the narrative accompanying the “2014 Non-Qualified Deferred Compensation” table.

Other Benefits

Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan or other similar benefits to our coworkers. Similarly, we do not provide nonqualified retirement programs or perquisites that are often provided at other companies to executive officers.

  2015 Proxy Statement    36

Back to Contents

Clawback Policy

The Compensation Committee adopted a restatement disgorgement policy in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws. If a current or former executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, the Compensation Committee may, in its discretion and to the full extent permitted by governing law, require reimbursement of that portion of any cash bonus paid to, or performance shares/units earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement, which is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. The Compensation Committee therefore adopted stock ownership guidelines requiring ownership of six times base salary for our Chief Executive Officer and three times base salary for our other executive officers. Until the guideline is met, an executive officer is required to retain 50% of the after-tax value of vested performance share units and vested in-the-money stock options. As of December 31, 2014, all Named Executive Officers had attained the required ownership guideline.

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities. In addition, our executive officers are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance — Hedging, Short Sales and Pledging Policies.”

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that would continue to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

  2015 Proxy Statement    37

Back to Contents

Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the annual cash compensation of our Chief Executive Officer and each of our other executive officers. In the case of the 2014 long-term incentives, the Compensation Committee was responsible for recommending to the Board for approval the targeted grant levels for each of our executive officers. Based on the recommendations of the Compensation Committee, the Board approved the 2014 long-term incentive awards. In setting or recommending, as applicable, the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of the Chief Executive Officer’s performance. In setting or recommending, as applicable, the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. In 2014, the Compensation Consultant provided services related to the review of 2014 compensation adjustments, including a review of peer group compensation data, the design of and awards under our new long-term incentive program, the setting of performance goals in our variable incentive plans including the payout leverage for results above and below the target performance levels, a review of trends in executive compensation and assistance with this CD&A. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. The Compensation Consultant did not provide any services to the Company in 2014. The Compensation Committee reviewed the independence of the Compensation Consultant under NASDAQ and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey. In selecting companies for our peer group, the Compensation Committee considers companies that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or enterprise value (one-third to three times the Company’s revenue or enterprise value)
Operates in a business-to-business distribution environment
Member of the technology industry
Similar customers (i.e., business, government, healthcare, and education)
Services and/or solutions provider
Similar EBITDA and gross margins

For 2014 compensation decisions, the Compensation Committee utilized the peer group set forth below, which was the same peer group used by the Compensation Committee with respect to 2013 compensation decisions. Based on data compiled by the Compensation Consultant at the time of the peer group review, our revenues and EBITDA were between the median and 75th percentile of the revised peer group:

  2015 Proxy Statement    38

Back to Contents
Our Compensation Peer Group
Accenture plc	Insight Enterprises, Inc.
Anixter International, Inc.	Owens & Minor, Inc.
Arrow Electronics, Inc.	Patterson Companies, Inc.
Avnet, Inc.	SYNNEX Corporation
CGI Group Inc.	United Stationers Inc.
Genuine Parts Company	W.W. Grainger, Inc.
Henry Schein, Inc.	Wesco International, Inc.

The Compensation Committee established the peer group set forth above in 2012 after undertaking a holistic review of the historical peer group we had used since prior to becoming a private company. This review was undertaken both in preparation for becoming a public company again and to take into account the evolution of our business model to that of a multi-brand technology solutions provider.

The Compensation Consultant provides competitive data utilizing peer group proxy data and Aon Hewitt provides revenue size-adjusted competitive data from its general industry database for our Chief Executive Officer and Chief Financial Officer. For our other Named Executive Officers for which sufficient peer group data was not available, Aon Hewitt provides revenue size-adjusted competitive data from its general industry database. In reviewing the size-adjusted data from the Aon Hewitt general industry database, the Compensation Committee does not review data from the specific companies included in the database.

For Mr. Richards, the peer group was the primary market data source for evaluating 2014 base salary, annual cash incentive award opportunity and long-term incentive opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other Named Executive Officers, the Compensation Committee reviewed both peer group data when available and compensation survey data when evaluating the 2014 base salary, annual cash incentive opportunities and long-term incentive opportunities. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

Alignment of Senior Management Team to Drive Performance

Our financial performance goals are designed to drive sustained meaningful, profitable growth and shareholder value creation by aligning all members of senior management around common financial performance goals. To drive performance against these goals, when communicating the goals to the senior management team, the Company includes extensive communications on what members of senior management, together with their teams, can do on a daily basis to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s financial performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

  2015 Proxy Statement    39

Back to Contents

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Steven W. Alesio, Chair
Barry K. Allen
Michael J. Dominguez
Robin P. Selati

  2015 Proxy Statement    40

Back to Contents

2014 EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table provides information regarding the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our “Named Executive Officers” for the fiscal year ended December 31, 2014 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2013 and 2012.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas E. Richards Chairman, President and Chief Executive Officer	2014	798,250	—	1,625,001	1,445,040	1,836,609	12,878	278,019	5,995,797
	2013	793,779	—	—	2,400,147	1,241,598	266,204	1,595,673	6,297,401
	2012	775,000	—	1,190,000	—	871,875	374,747	5,984	3,217,606
Ann E. Ziegler Senior Vice President and Chief Financial Officer	2014	453,955	—	349,995	311,242	967,868	7,870	173,998	2,264,928
	2013	400,769	—	—	—	654,305	162,680	977,174	2,194,928
	2012	320,000	—	—	—	525,000	229,012	5,984	1,079,996
Douglas E. Eckrote Senior Vice President, Strategic Solutions and Services	2014	341,250	29,250	224,998	200,081	972,086	6,690	148,737	1,923,092
	2013	328,510	—	—	—	657,157	137,074	931,463	2,054,204
	2012	275,000	—	—	—	525,000	187,373	5,984	993,357
Christine A. Leahy Senior Vice President, General Counsel and Corporate Secretary	2014	340,460	—	325,000	289,008	590,537	6,439	143,545	1,694,989
Jonathan J. Stevens Senior Vice President of Operations and Chief Information Officer	2014	297,904	24,150	200,004	177,854	771,917	5,733	128,158	1,605,720
(1)	Salary. 2014 base salary adjustments were effective February 24, 2014.

(2)	Bonus. The amounts reported represent lump sum merit awards granted to two of the Named Executive Officers in lieu of an increase in annual target compensation.

(3)	Stock awards. The amounts reported in this column for 2014 represent the grant date fair value of performance share units granted in 2014, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The amounts included in 2014 for the performance share units are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the performance share units, the maximum value of these awards at the grant date would be as follows: Mr. Richards—$3,250,000; Ms. Ziegler—$700,000; Mr. Eckrote—$450,000; Ms. Leahy—$650,000; and Mr. Stevens—$400,000. The amount reported in this column for 2012 for Mr. Richards represents the grant date fair value of the B Units (which represented equity interests in the Company while it was privately held) granted to Mr. Richards in 2012, calculated and accordance with FASB ASC Topic 718. See Note 10 to the Audited Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.

(4)	Option awards. The amounts reported in this column for 2014 represent the grant date fair value of stock option awards granted in 2014, calculated in accordance with FASB ASC Topic 718. The amount reported for Mr. Richards in 2013 represents the grant date fair value associated with the grant of stock options, as required under the CDW Holdings LLC Unitholders Agreement, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO, calculated in accordance with FASB ASC Topic 718. The 2013 stock options were issued to B Unit holders to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement. See Note 10 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(5)	Non-equity incentive plan compensation. The amounts reported represent cash awards to the Named Executive Officers under the SMIP. Please see the Compensation Discussion and Analysis for further information regarding the 2014 SMIP.

(6)	Nonqualified deferred compensation earnings. Pursuant to SEC disclosure rules, the amounts reported represent the portion of the interest credited under the RDU Plan that exceeds 120% of the applicable federal long-term rate. Please see the narrative accompanying the “2014 Nonqualified Deferred Compensation” table for further information regarding the RDU Plan.

(7)	All other compensation. For 2014, “All Other Compensation” consists of (i) the 2014 redemption premiums and RDU reserve interest allocation credited pursuant to the terms of the RDU Plan to each of the Named Executive Officers (Mr. Richards, $266,360, Ms. Ziegler, $162,776, Mr. Eckrote, $138,372, Ms. Leahy, $133,180, and Mr. Stevens, $118,577), (ii) Company-paid supplemental disability premiums for each of the Named Executive Officers, and (iii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers. For 2013, “All Other Compensation” consists of (i) the cash retention payments under the RDU Plan in connection with our IPO (Mr. Richards, $1,350,000, Ms. Ziegler, $825,000, and Mr. Eckrote, $701,315), (ii) the RDU grant valued at $100,000 for Mr. Eckrote, (iii) the prepayment premium under the RDU Plan credited in connection with the 2013 redemption of a portion of the Senior Subordinated Notes (Mr. Richards, $240,425, Ms. Ziegler, $146,927, and Mr. Eckrote, $124,899), and (iv) matching and profit sharing contributions to 401(k) accounts. For 2012, “All Other Compensation” consists of matching and profit sharing contributions to 401(k) accounts.

  2015 Proxy Statement    41

Back to Contents

2014 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our Named Executive Officers in 2014 under the SMIP and the annual equity awards received by our Named Executive Officers in 2014 under the CDW Corporation 2013 Long-Term Incentive Plan (“2013 LTIP”).

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Thomas E.
Richards	—	179,606	1,197,375	2,394,750	—	—	—	—	—	—	—
	2/25/14	—	—	—	33,450	66,900	133,800	—	—	—	1,625,001
	2/25/14	—	—	—	—	—	—	—	200,700	24.29	1,445,040
Ann E.
Ziegler	—	94,650	631,000	1,262,000	—	—	—	—	—	—	—
	2/25/14	—	—	—	7,205	14,409	28,818	—	—	—	349,995
	2/25/14	—	—	—	—	—	—	—	43,228	24.29	311,242
Douglas E.
Eckrote	—	95,063	633,750	1,267,500	—	—	—	—	—	—	—
	2/25/14	—	—	—	4,632	9,263	18,526	—	—	—	224,998
	2/25/14	—	—	—	—	—	—	—	27,789	24.29	200,081
Christine A.
Leahy	—	57,750	385,000	770,000	—	—	—	—	—	—	—
	2/25/14	—	—	—	6,690	13,380	26,760	—	—	—	325,000
	2/25/14	—	—	—	—	—	—	—	40,140	24.29	289,008
Jonathan J.
Stevens	—	75,488	503,250	1,006,500	—	—	—	—	—	—	—
	2/25/14	—	—	—	4,117	8,234	16,468	—	—	—	200,004
	2/25/14	—	—	—	—	—	—	—	24,702	24.29	177,854
(1)	These amounts represent threshold, target and maximum cash award levels set in 2014 under the SMIP. The amount actually earned by each Named Executive Officer is reported as Non-Equity Incentive Plan Compensation in the 2014 Summary Compensation Table.

(2)	These amounts represent the threshold, target and maximum performance share units granted under the 2013 LTIP. For actively employed executives, these performance share units are scheduled to vest on December 31, 2016, subject to the achievement of the threshold performance goals relating to cumulative annual adjusted free cash flow and cumulative annual EPS over the 2014-2016 performance period. The number of shares subject to a performance share unit award increases as a result of the deemed reinvestment of dividend equivalents during the performance period and such additional shares are subject to the same vesting conditions as the underlying performance share units. Please see the Compensation Discussion and Analysis for further information regarding this award.

(3)	These amounts represent stock options granted under the 2013 LTIP. For actively employed executives, these options vest in one-third increments on each of the first through third year anniversaries of the date of grant.

(4)	The amounts reported represent the grant date fair value associated with the grant of these stock and option awards, as computed in accordance with FASB ASC Topic 718. In the case of stock awards, the grant date fair value is calculated based on the closing stock price on the date of grant. See Note 10 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

  2015 Proxy Statement    42

Back to Contents

2014 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding option awards and unvested stock awards held by each Named Executive Officer on December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(5)
Thomas E.
Richards	207,541(1)	297,753(1)	17.00	12/12/2022	56,904(3)	2,001,314	—	—
	—	200,700(2)	24.29	2/25/2024	—	—	67,328	2,367,926
Ann E. Ziegler	—	43,228(2)	24.29	2/25/2024	—	—	14,501	510,000
Douglas E.
Eckrote	—	27,789(2)	24.29	2/25/2024	—	—	9,322	327,855
Christine A.
Leahy	—	40,140(2)	24.29	2/25/2024	—	—	13,465	473,564
Jonathan J.
Stevens	—	24,702(2)	24.29	2/25/2024	—	—	8,286	291,419
(1)	Represents stock options granted to Mr. Richards in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. These stock options were issued to B Unit holders (B Units represented equity interests in the company while it was privately held) to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement. The vesting of the stock options is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units with respect to which the stock options were granted. A portion of Mr. Richards stock option grant (54,514 shares) was vested as of June 26, 2013 (the IPO date), while the remaining portion of the stock option vests daily on a pro rata basis through December 11, 2017.

(2)	These stock options were awarded on February 25, 2014, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.

(3)	Represents shares of restricted stock granted to B unit holders, including Mr. Richards, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. The vesting of the shares of restricted stock is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units for which the restricted shares were received in exchange. For Mr. Richards, these shares vest daily on a pro rata basis through December 11, 2017.

(4)	These performance share units were awarded on February 25, 2014 and vest on December 31, 2016, subject to the achievement of the threshold performance goals relating to cumulative annual adjusted free cash flow and cumulative annual EPS over the 2014-2016 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include restricted stock units acquired through the deemed reinvestment of dividend equivalents.

(5)	The market value of shares or units of stock that have not vested reflects a stock price of $35.17, the closing stock price on December 31, 2014.

2014 Stock Vested Table

The following table summarizes the number and market value of stock awards held by each Named Executive Officer that vested during 2014. None of our Named Executive Officers exercised any stock options during 2014.

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Thomas E. Richards	243,771	$ 7,213,184
Ann E. Ziegler	104,766	$ 3,100,026
Douglas E. Eckrote	103,237	$ 3,054,783
Christine A. Leahy	76,291	$ 2,257,451
Jonathan A. Stevens	75,559	$ 2,235,791
(1)	Represents shares of restricted stock granted to B unit holders, including our Named Executive Officers, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. The vesting of the shares of restricted stock is based upon the remainder of the 5 year daily vesting schedule applicable to the B units for which the shares of restricted stock were received in exchange.

(2)	The market value reported in this table is based upon the average daily closing price of our common stock during 2014.

  2015 Proxy Statement    43

Back to Contents

Non-Qualified Deferred Compensation

As noted in the CD&A, in 2010, our Board of Directors adopted the RDU Plan, an unfunded nonqualified deferred compensation plan that was designed to retain key leaders and focus them on driving the long-term success of the Company. Participants in the RDU Plan received RDUs that entitled the participant to a proportionate share of payments under the RDU Plan, determined by dividing the number of RDUs held by the participant by 28,500, which was the total number of RDUs available under the RDU Plan.

Prior to the IPO, the RDUs were designed to track two components of the Senior Subordinated Notes, a principal component and an interest component. However, participants had no rights to the underlying debt. The total amount of compensation available under the RDU Plan was based on these two components. The principal component credited the RDU Plan with an amount equal to the $28.5 million face value of the Senior Subordinated Notes (the “debt pool”), with each RDU representing $1,000 face value of the Senior Subordinated Notes. Participants vested daily in the principal component during employment on a pro rata basis over the period commencing January 1, 2012 (or, if later, the date of hire or the date of a subsequent RDU grant) through December 31, 2014, subject to earlier vesting in the event of certain qualifying terminations of employment or a sale of the Company. Payment of the principal component under the RDU Plan will be made to participants on October 12, 2017, unless accelerated due to a sale of the Company. The interest component credited the RDU Plan with amounts equal to the interest that would have been earned on the debt pool from March 10, 2010 (or, if later, the date of hire or the date of a subsequent RDU grant) through maturity (October 12, 2017). As of December 31, 2014, all participants were vested in their account balances under the RDU Plan.

In connection with the IPO and the partial redemption of the Senior Subordinated Notes, and in accordance with the terms of the RDU Plan, the principal component of the RDUs converted to a cash-denominated pool upon the redemption of the related Senior Subordinated Notes, with the same vesting and payment schedule as set forth above. The redemption of the Senior Subordinated Notes, per the terms of the RDU Plan, also resulted in participants being credited in 2013 and 2014 with an additional amount equal to the prepayment premium that would have been paid on an equivalent amount of Senior Subordinated Notes under the terms of the indenture related to such notes. The additional amount will be paid to participants at the same time as the principal component.

In addition, at the time of the IPO and in connection with the partial redemption of the Senior Subordinated Notes, as allowed under the terms of the RDU Plan, the Compensation Committee determined that the accrual of interest credits on the RDUs would cease after the redemption of the related Senior Subordinated Notes. In order to increase the retentive value of the plan, in 2013, the Compensation Committee established a cash retention pool determined based on the amount of the interest component credits that would have been allocated to the RDUs under the original terms of the RDU Plan if the Senior Subordinated Notes had not been redeemed. Under the terms of the cash retention pool established by the Compensation Committee, each participant in the RDU Plan received a cash retention payment in connection with the IPO and will receive an additional cash retention payment in 2016 if the participant remains employed with the Company through December 31, 2015. Under the original terms of the RDU Plan, participants would have received full payment of the interest component if they had remained employed with the Company through December 31, 2014. As of December 31, 2014, the value of the 2016 cash retention payment for each of the Named Executive Officers was as follows: Mr. Richards, $1,248,006; Ms. Ziegler, $762,671; Mr. Eckrote, $648,331; Ms. Leahy, $624,003; and Mr. Stevens, $555,582.

2014 Non-Qualified Deferred Compensation Table

The following table provides information regarding the RDU Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Thomas E. Richards	—	266,360	22,097	45,523	5,636,784
Ann E. Ziegler	—	162,776	13,504	27,820	3,444,703
Douglas E. Eckrote	—	138,372	11,479	23,649	2,928,270
Christine A. Leahy	—	133,180	11,049	22,762	2,818,393
Jonathan J. Stevens	—	118,577	9,837	20,266	2,509,358
(1)	The amounts reported in this column represent (i) the prepayment premium under the RDU Plan credited to each Named Executive Officer in 2014 in connection with the redemption of a portion of the Senior Subordinated Notes (Mr. Richards, $34,691, Ms. Ziegler, $21,200, Mr. Eckrote, $18,022, Ms. Leahy, $17,345 and Mr. Stevens, $15,443) and (ii) the RDU reserve interest credited pursuant to the terms of the RDU Plan to each of the Named Executive Officers (Mr. Richards, $231,669, Ms. Ziegler, $141,576, Mr. Eckrote, $120,351, Ms. Leahy, $115,835 and Mr. Stevens, $103,134). These amounts are included in the “All Other Compensation” column in the 2014 Summary Compensation Table.

(2)	The amounts reported in this column represent interest earned by the Named Executive Officers during 2014 under the RDU Plan. Please see the narrative above for a description of the interest component of the RDU Plan. As discussed above, the accrual of interest credits on the RDUs ceased with regard to the portion of the Senior Subordinated Notes that were redeemed.

(3)	Represents the portion of the interest component that was paid to the Named Executive Officers during 2014.

(4)	The amounts reported in this column represent each Named Executive Officer’s balance in the RDU Plan.

  2015 Proxy Statement    44

Back to Contents

2014 Potential Payments Upon Termination or Change in Control

During 2014, the Named Executive Officers were each subject to a compensation protection agreement that provided for certain severance benefits upon a qualifying termination of employment (the “Compensation Protection Agreements”). As noted in the CD&A, effective January 1, 2014, the Compensation Committee revised the severance arrangements for our executive officers, including the Named Executive Officers, among other things, to remove the change in control-related tax gross-ups that were included in their previous employment arrangements and change from a term of five years with automatic one-year renewal periods to a three-year fixed-term contract, with certain term extensions in the event of a “potential change in control” or “change in control” during the term. Each Named Executive Officer is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment arrangements that were in effect on December 31, 2014 and the equity award program as well as estimates of the payments and benefits each Named Executive Officer would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2014 and the closing price of a share of our common stock on December 31, 2014. The estimates below do not include any value associated with the RDU Plan because, as of December 31, 2014, all participants were vested in their account balances under the RDU Plan. Please see the “2014 Nonqualified Deferred Compensation Table” and related narrative for further information regarding the RDU Plan. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a Named Executive Officer’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

This section describes the Compensation Protection Agreements in effect for Named Executive Officers in 2014.

For purposes of determining severance benefits under the Named Executive Officers’ Compensation Protection Agreements, a qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”

If the employment of a Named Executive Officer is terminated for any reason other than a qualifying termination of employment, the Named Executive Officer is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the Named Executive Officer to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the Named Executive Officer to the extent not paid as of the date of termination.

If the employment of a Named Executive Officer is terminated due to the Named Executive Officer’s death or disability, the Named Executive Officer or his or her estate, as applicable, is entitled to receive the following payments under his or her Compensation Protection Agreement: (1) accrued obligations as defined above and (2) an annual incentive bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the Named Executive Officer’s termination of employment.

If the employment of a Named Executive Officer is terminated due to a qualifying termination, the Named Executive Officer is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the Named Executive Officer would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the Named Executive Officer’s base salary; (4) payment of two times the Named Executive Officer’s SMIP bonus that would have been earned had the Named Executive Officer remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the Named Executive Officer became eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Named Executive Officer, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $20,000. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Named Executive Officer’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

If the employment of Mr. Richards is terminated for any reason other than a termination by the Company for Cause (as defined in his Compensation Protection Agreement), upon the expiration of any continued medical coverage period under his Compensation Protection Agreement and the COBRA continuation coverage period, Mr. Richards and his spouse are entitled to continued access to the Company’s medical plan until each becomes eligible for Medicare (or the earlier occurrence of another event specified in his Compensation Protection Agreement), with the full cost of such continued access to be paid by Mr. Richards.

  2015 Proxy Statement    45

Back to Contents

Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Named Executive Officer receiving a higher net after-tax amount.

Outstanding Equity Awards

There is no acceleration or continuation of vesting of the shares of restricted stock and stock options granted in exchange for each Named Executive Officer’s outstanding B Units (the “Replacement Awards”) for terminations other than on account of a Named Executive Officer’s death or disability. In the case of termination due to the Named Executive Officer’s death or disability, each Named Executive Officer’s award agreement provides for the immediate vesting of the additional portion of his or her outstanding Replacement Awards that would vest over a period of one year from such Named Executive Officer’s termination of employment. All outstanding Replacement Awards would immediately vest upon a sale of the Company under the award agreements. For purposes of the Replacement Awards, a sale of the Company means the acquisition by any person or group of (1) at least 51% of the equity securities of the Company entitled to vote to elect members of the board or (2) all or substantially all of the Company’s assets determined on a consolidated basis. Our IPO did not constitute a sale of the Company.

Under the terms of the 2014 option awards, the 2014 options will become 100% vested in the event of (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the Named Executive Officer’s retirement, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the Named Executive Officer continues to comply with restrictive covenants relating to non-competition, non-solicitation and confidentiality through the vesting period. With respect to the 2014 performance share units, upon a termination of employment due to death, disability or retirement, the Named Executive Officer will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the Named Executive Officer’s continued compliance with restrictive covenants relating to non-competition, non-solicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the performance share units are not effectively assumed, the performance share units will be settled within 70 days of such change in control. For performance share units effectively assumed in a change in control, the settlement of the awards will be accelerated if the Named Executive Officer’s employment is terminated without cause or due to good reason within 24 months following the change in control. For purposes of the 2013 LTIP, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporation transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

Potential Payments Upon a Qualifying Termination of Employment(1)

Name	Severance Payment ($)(2)	Pro rata Actual Bonus Payment ($)(3)	Value of Accelerated Equity Awards ($)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Thomas E. Richards	5,269,718	1,836,609	—	24,743	20,000	7,151,070
Ann E. Ziegler	2,859,816	967,868	—	22,526	20,000	3,870,210
Douglas E. Eckrote	2,626,672	972,086	—	27,763	20,000	3,646,521
Christine A. Leahy	1,878,618	590,537	—	30,281	20,000	2,519,436
Jonathan J. Stevens	2,147,334	771,917	—	26,194	20,000	2,965,445

(1)	A qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) for a Named Executive Officer who is a party to a Compensation Protection Agreement, by the Named Executive Officer for “good reason.”
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s annual incentive bonus target for 2014 multiplied by the 2014 SMIP payout percentage of 153.4%.
(3)	Under the Compensation Protection Agreements, the Named Executive Officers are entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2014. This amount is also reported in the 2014 Summary Compensation Table as 2014 compensation.
(4)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(5)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

  2015 Proxy Statement    46

Back to Contents

Potential Payments Upon Death, Disability or Retirement Table(1)

Name	Severance Payment ($)	Pro rata Actual Bonus Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Thomas E. Richards	—	1,836,609	5,209,448	7,046,057
Ann E. Ziegler	—	967,868	640,332	1,608,200
Douglas E. Eckrote	—	972,086	411,618	1,383,704
Christine A. Leahy	—	590,537	594,566	1,185,103
Jonathan J. Stevens	—	771,917	365,897	1,137,814

(1)	As noted above, the terms of our 2014 equity awards include retirement vesting provisions and, as of December 31, 2014, Mr. Richards was our only Named Executive Officer eligible for retirement vesting under such equity awards. Please see footnote 3 for an estimate of the amounts that would be received by Mr. Richards under the terms of such equity awards upon a December 31, 2014 retirement.
(2)	The Named Executive Officers are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability and may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2014. This amount is also reported in the 2014 Summary Compensation Table as 2014 compensation.
(3)	Represents the value of the accelerated vesting of the 2014 stock option awards, pro rata vesting of the 2014 performance share awards, assuming target achievement of the applicable performance goals, and, for Mr. Richards, pro rata vesting of the Replacement Awards upon death or a termination due to disability. Under the terms of the 2014 equity awards, Mr. Richards would continue to vest in his 2014 option grants and receive a prorated payout based on actual performance with respect to his 2014 performance share units upon retirement, provided that Mr. Richards’ continued to comply with non-competition, non-solicitation and confidentiality restrictive covenants during the vesting period. Assuming a retirement as of December 31, 2014, the value associated with Mr. Richards’ outstanding 2014 equity awards is estimated to equal $2,972,936, assuming target achievement of the performance goals applicable to the 2014 performance share units. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $35.17 on December 31, 2014.

Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment(2) ($)	Pro rata Actual Bonus Payment(3) ($)	Value of Accelerated Equity Awards ($)(4)	Welfare Benefits ($)(5)	Outplacement ($)(6)	Aggregate Payments ($)
Thomas E. Richards	4,155,729	1,836,609	11,963,028	24,743	20,000	18,000,109
Ann E. Ziegler	2,456,950	967,868	980,321	22,526	20,000	4,447,665
Douglas E. Eckrote	2,217,271	972,086	630,199	27,763	20,000	3,867,319
Christine A. Leahy	1,600,726	590,537	910,287	30,281	20,000	3,151,831
Jonathan J. Stevens	1,811,217	771,917	560,177	26,194	20,000	3,189,505

(1)	A qualifying termination means termination of the Named Executive Officer’s employment following a change in control (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.” Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control.
(3)	Under the Compensation Protection Agreements, the Named Executive Officers are entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2014. This amount is also reported in the 2014 Summary Compensation Table as 2014 compensation.
(4)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed. With respect to Mr. Richards, the vesting of his outstanding Replacement Awards would also accelerate upon a qualifying change in control, without a related termination of employment. Based on a December 31, 2014 closing price, the value of Mr. Richards’ outstanding Replacement Awards is estimated to equal $7,411,486. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $35.17 on December 31, 2014.
(5)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(6)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

  2015 Proxy Statement    47

Back to Contents

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2014	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans	4,077,354(1)	$20.75(2)	9,039,315(3)
Approved by Stockholders
Equity Compensation Plans	—	—	—
Not Approved by Stockholders
Total	4,077,354	$20.75	9,039,315

(1)	Includes 2,421,072 shares issuable pursuant to outstanding stock options and 1,656,282 shares issuable pursuant to outstanding restricted stock units (with respect to performance share units, based on target achievement of the applicable performance goals, and includes shares issuable pursuant to restricted stock units acquired through the deemed reinvestment of dividend equivalents) under the 2013 LTIP.
(2)	Excludes Restricted Stock Units that convert to shares of common stock from determination of Weighted Average Exercise Price.
(3)	Includes 1,497,424 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

  2015 Proxy Statement    48

Back to Contents

FREQUENTLY ASKED QUESTIONS CONCERNING
THE ANNUAL MEETING

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about March 30, 2015 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 13, 2015, at 7:30 a.m. CDT, at the Company’s office located at 26125 N. Riverwoods Boulevard, Mettawa, Illinois 60045, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is the purpose of the Annual Meeting?

At the Annual Meeting of Stockholders, stockholders will be asked to vote (1) to elect the four Class II director nominees named in this proxy statement for a term expiring at the 2018 Annual Meeting of Stockholders, (2) to ratify the selection of our independent registered public accounting firm, and (3) to approve, on an advisory basis, the compensation of our named executive officers. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm,” and “Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation.” The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders.

Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on the record date, which was March 16, 2015, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of March 16, 2015 in order to be admitted to the Annual Meeting. All attendees must bring a government-issued photo ID to gain admission to the Annual Meeting.

If I cannot attend the Annual Meeting in person, how can I view the live webcast of the meeting?

You can access a live, listen-only webcast of the Annual Meeting on our Investor Relations website at investor.cdw.com. Listening to our webcast of the Annual Meeting will not represent attendance at the meeting, and you will not be able to cast your vote as part of the webcast. Should you decide to listen to the webcast, we encourage you to visit our Investor Relations website to test for compatibility and register at least 10 minutes prior to the start time of the meeting. A replay of the webcast will be available on our Investor Relations website shortly after the meeting concludes and will be accessible on the website for approximately one year.

  2015 Proxy Statement    49

Back to Contents

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 16, 2015, are entitled to notice of, and to vote at, the Annual Meeting. As of March 16, 2015, there were 172,527,765 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone—You may use the toll-free telephone number shown on your Notice or proxy card;

•	Via the Internet—You may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;

•	By mail—You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or

•	In person—You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions for stockholders of record (including instructions for both telephonic and Internet voting) are provided on the Notice and the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Tuesday, May 12, 2015.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institutions’ voting procedures. If you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal. In addition, if any other matter is properly presented at the 2015 Annual Meeting of Stockholders, the persons named in the proxy card or their substitutes acting thereunder will have discretion to vote in their best judgment on such matter.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;

•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or

•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, it will depend on the type of item being considered for vote, as to whether your broker can vote your shares:

•	Non-Discretionary Items. The election of Class II directors and the advisory vote to approve named executive officer compensation may not be voted on by your broker if it has not received voting instructions.

  2015 Proxy Statement    50

Back to Contents
•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

Will my votes be publicly disclosed?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting of Stockholders, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of nominees named in this proxy statement as Class II directors. A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each Class II director nominee. This means that the four nominees receiving the highest number of votes at the Annual Meeting of Stockholders will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Proposal 3: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

  2015 Proxy Statement    51

Back to Contents

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

Annual Report and Company Information

A copy of our 2014 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith.

Stockholder Proposals for the 2016 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 1, 2015, unless the date of our 2016 Annual Meeting is more than 30 days before or after May 13, 2016, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2016 Annual Meeting. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2016 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Amended and Restated Bylaws no earlier than January 14, 2016 nor later than February 13, 2016, unless the date of our 2016 Annual Meeting is more than 30 days before or after May 13, 2016, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the day the first public announcement of the date of the 2016 Annual Meeting is first made and (2) the date which is 90 days prior to the date of the 2016 Annual Meeting. Such notice must contain the information required by our Amended and Restated Bylaws.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Christine A. Leahy

Senior Vice President, General Counsel
and Corporate Secretary

March 30, 2015

  2015 Proxy Statement    52

Back to Contents

APPENDIX A

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

We have included reconciliations of Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share and Free Cash Flow for the years ended December 31, 2014 and 2013 below. EBITDA is defined as consolidated net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA, which is a measure defined in our credit agreements, means EBITDA adjusted for certain items which are described in the table below. Adjusted EBITDA margin means Adjusted EBITDA as a percentage of our net sales. Non-GAAP net income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, non-cash equity-based compensation and gains and losses from the early extinguishment of debt. With respect to Non-GAAP net income per diluted share, the numerator is Non-GAAP net income and the denominator is the weighted average number of shares as adjusted to give effect to dilutive securities. The denominator in the Non-GAAP net income per diluted share calculation for the year ended December 31, 2013 assumes that the issuance of shares in connection with the 2013 IPO and the related exercise of the underwriters’ overallotment option had occurred on January 1, 2013. Non-GAAP net income per diluted share increases the number of weighted average shares in the denominator as if the IPO and the exercise of the underwriters’ overallotment option had occurred at the beginning of the periods reported. Free Cash Flow is defined as net cash provided by operating activities, minus capital expenditures, plus/minus the net change in accounts payable –inventory financing. Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share and Free Cash Flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share and Free Cash Flow provide helpful information with respect to our operating performance and cash flows including our ability to meet our future debt service, capital expenditures, and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain financial covenants contained in our credit agreements.

ADJUSTED EBITDA

(dollars in millions)
(unaudited)

	Year Ended December 31,
	2014	2013	% Change
Adjusted EBITDA	$907.0	$808.5	12.2%
Adjustments to reconcile Adjusted EBITDA to income from operations(a):
Depreciation and amortization(b)	(207.9)	(208.2)
Non-cash equity-based compensation	(16.4)	(8.6)
IPO- and secondary-offering-related expenses(c)	(1.4)	(75.0)
Sponsor fee	–	(2.5)
Litigation, net(d)	0.9	4.1
Other adjustments(e)	(9.2)	(9.7)
Total adjustments	(234.0)	(299.9)
Income from operations	$673.0	$508.6

(a)	Amounts historically reported within selling and administrative expense unless otherwise indicated.

(b)	Includes depreciation expense of $3.7 and $3.4 for the years ended December 31, 2014 and 2013, respectively, historically reported within cost of sales.

(c)	As defined in Non-GAAP net income reconciliation below.

(d)	Relates to unusual, non-recurring litigation matters.

(e)	Primarily includes certain historical retention costs reported within selling and administrative expenses.

  2015 Proxy Statement    53

Back to Contents

ADJUSTED EBITDA MARGIN

 (dollars in millions)
(unaudited)

	Year Ended December 31,
	2014	2013
Net sales	$12,074.5	$10,768.8
Adjusted EBITDA	907.0	808.5
Adjusted EBITDA Margin	7.5%	7.5%

NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

(dollars and shares in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2014	2013	% Change
Net income	$244.9	$132.8
Amortization of intangibles(i)	161.2	161.2
Non-cash equity-based compensation	16.4	8.6
Litigation, net(ii)	(0.6)	(6.3)
Net loss on extinguishments of long-term debt	90.7	64.0
Interest expense adjustment related to extinguishments of long-term debt(iii)	(1.1)	(7.5)
IPO- and secondary-offering-related expenses(iv)	1.4	75.0
Aggregate adjustment for income taxes(v)	(103.0)	(113.5)
Non-GAAP net income	$409.9	$314.3	30.4%
GAAP net income per diluted share	$1.42	$0.84	69.5%
Non-GAAP net income per diluted share	$2.37	$1.83	29.7%
Shares used in computing GAAP net income per diluted share	172.8	158.7
Shares used in computing Non-GAAP net income per diluted share(vi)	172.8	171.8

(i)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships and trade names.

(ii)	Relates to unusual, non-recurring litigation matters.

(iii)	Reflects adjustments to interest expense resulting from debt extinguishments. Represents the difference between interest expense previously recognized under the effective interest method and actual interest paid.

(iv)	IPO- and secondary-offering-related expenses consist of the following:

	Year Ended December 31,
	2014	2013
Acceleration charge for certain equity awards and related employer payroll taxes	$—	$40.7
RDU Plan cash retention pool accrual	—	7.5
Management services agreement termination fee	—	24.4
Other expenses	1.4	2.4
IPO- and secondary-offering-related expenses	$1.4	$75.0

(v)	Based on a normalized effective tax rate of 39.0%.

(vi)	Non-GAAP weighted average number of common shares outstanding for dilutive purposes is calculated as follows:

  2015 Proxy Statement    54

Back to Contents
	Year Ended December 31,
	2014	2013
Weighted-average number of common shares outstanding – Diluted	172.8	158.7
Effect of dilutive securities	(2.2)	(2.1)
Weighted-average number of common shares outstanding – Basic	170.6	156.6
Adjustment as if the IPO and exercise of the underwriters’ overallotment option had occurred at the beginning of the period reported	—	13.7
Non-GAAP weighted-average number of common shares outstanding – Basic	170.6	170.3
Effect of dilutive shares	2.2	1.5
Non-GAAP weighted-average number of common shares outstanding – Diluted	172.8	171.8

FREE CASH FLOW

(dollars in millions)
(unaudited)

	Year Ended December 31,
	2014	2013	% Change
Net cash provided by operating activities	$435.0	$366.3
Capital expenditures	(55.0)	(47.1)
Net change in accounts payable – inventory financing	75.5	7.4
Free Cash Flow	$455.5	$326.6	39.5%

  2015 Proxy Statement    55

Back to Contents

CDW LEADERSHIP

Board of Directors

Thomas E. Richards
Chairman and Chief Executive Officer

Steven W. Alesio
Operating Partner/Advisor,
Providence Equity Partners L.L.C.

Barry K. Allen

Operating Partner/Advisor,

Providence Equity Partners L.L.C.

James A. Bell

Retired Executive Vice President,
The Boeing Company

Benjamin D. Chereskin
President,

Profile Capital Management LLC

Glenn M. Creamer
Senior Managing Director,
Providence Equity Partners L.L.C.

Michael J. Dominguez
Managing Director,

Providence Equity Partners L.L.C.

Paul J. Finnegan
Co-Chief Executive Officer,
Madison Dearborn Partners, LLC

David W. Nelms

Chairman and Chief Executive Officer,
Discover Financial Services

Robin P. Selati
Managing Director,

Madison Dearborn Partners, LLC

Donna F. Zarcone

President and Chief Executive Officer,
Economic Club of Chicago

Executive Committee

Thomas E. Richards

Chairman and Chief Executive Officer

Dennis G. Berger

Senior Vice President and Chief Coworker Services Officer

Neal J. Campbell

Senior Vice President and Chief Marketing Officer

Christina M. Corley

Senior Vice President, Corporate Sales

Douglas E. Eckrote

Senior Vice President, Strategic Solutions and Services

Christine A. Leahy

Senior Vice President, General Counsel and Corporate Secretary

Christina V. Rother

Senior Vice President, Public and Advanced Technology Sales

Jonathan J. Stevens

Senior Vice President of Operations and Chief Information Officer

Matthew A. Troka

Senior Vice President, Product and Partner Management

Ann E. Ziegler

Senior Vice President and Chief Financial Officer

Back to Contents

CDW Corporation
200 N. Milwaukee Avenue
Vernon Hills, Illinois 60061

Back to Contents

CDW PEOPLE WHO GET IT

CDW CORPORATION
200 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M84659-P61545

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION

The Board of Directors recommends you vote FOR the following Class II Directors (Term to Expire at 2018 Annual Meeting):

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) James A. Bell
02) Benjamin D. Chereskin
03) Glenn M. Creamer
04) Paul J. Finnegan

The Board of Directors recommends you vote FOR proposals 2 and 3:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents